Exhibit 10.7

July 8, 2013

Bayshore Holdings Limited

c/o Enstar Group Limited

Windsor Place, 3rd Floor

22 Queen Street

Hamilton, Bermuda HM JX

Re:	Commitment to Purchase Common Shares (Torus)

Ladies and Gentlemen:

Reference is made to the Investors Agreement (the “Investors Agreement”), dated as of July 8, 2013, by and among ENSTAR GROUP LIMITED (“Enstar”), KENMARE HOLDINGS LTD (“Kenmare”), TRIDENT V, L.P., TRIDENT V PARALLEL FUND, L.P. and TRIDENT V PROFESSIONALS FUND, L.P. (each an “Investor” and collectively, “Trident”) and the Torus Purchase Agreement (as defined in the Investors Agreement). Capitalized terms used and not defined herein but defined in the Investors Agreement shall have the meanings ascribed to them in the Investors Agreement.

This letter agreement (this “Agreement”) sets forth the commitment of the undersigned Investors with respect to the proposed issuance and sale by Bayshore Holdings Limited (“Bayshore”), and the proposed purchase by the undersigned Investors (and/or one or more of their Permitted Assigns), of common shares in the capital of Bayshore designated as Common Shares (the “Common Shares”) at such times as set forth herein. Contemporaneously herewith, Kenmare is delivering to Bayshore a letter agreement in substantially the form of this Agreement (the “Kenmare Subscription Letter”), pursuant to which Kenmare is committing to purchase Common Shares concurrent with purchases of Common Shares by the Investors. Immediately following the execution of this Agreement and the Kenmare Subscription Agreement, Enstar will execute and deliver the Torus Purchase Agreement pursuant to which it will be obligated to deliver Series B Convertible Participatory Non-Voting Perpetual Preferred Stock and ordinary voting shares (collectively, the “Enstar Shares”) in connection with the closing of the transaction contemplated by the Torus Purchase Agreement. Bayshore and Trident hereby acknowledge that such shares delivered by Enstar shall be deemed to be part of Kenmare’s capital contribution to Bayshore for purposes of the capitalization of Bayshore by Kenmare and Trident.

1. Commitment. Each Investor hereby commits, subject to the terms and conditions set forth herein, including (without limitation) those set forth in Paragraph 2(c) and Paragraph 3 hereof, that it shall purchase, or shall cause its Permitted Assigns to purchase, Common Shares for an aggregate amount equal to such Investor’s Total Cash Subscription Commitment set forth on Schedule A hereto (the “Total Cash Subscription Commitment”), for the purposes of funding a portion of the purchase price pursuant to and in accordance with the Torus Purchase Agreement, together with related expenses. Each Investor shall promptly use its reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all governmental authorities that may be or become necessary for the performance of its obligations pursuant to this Agreement or the consummation of the transactions contemplated by the Torus Purchase Agreement. Each Investor shall cooperate fully with each other, Enstar, Kenmare and Bayshore and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. No Investor shall willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

2. Drawdowns.

(a) At any time and from time to time following the date hereof and subject to the terms and conditions set forth herein, including (without limitation) those set forth in Paragraph 2(c) and Paragraph 3 hereof, Bayshore may require each of the Investors to purchase Common Shares (each such purchase, a “Drawdown”), at a purchase price of US$1,000 per share (as such price may be adjusted for any stock splits, subdivisions, combinations, recapitalizations and the like, including any of the foregoing effected by means of a merger or similar transaction) in satisfaction of part or all of the unpaid portion of the Investor’s Total Cash Subscription Commitment. With respect to any Drawdown, Bayshore shall cause the amount of each Investor’s and Kenmare’s portion of the Drawdown to be an amount equal to such Investor’s or Kenmare’s Cash Pro Rata Percentage (as set forth on Schedule A attached hereto) multiplied by the aggregate amount of the Drawdown. Bayshore shall exercise its rights pursuant to this Paragraph 2 by delivering to each Investor a written notice (a “Drawdown Notice”) no later than three (3) Business Days (as defined below) preceding the closing date of the Drawdown (the “Drawdown Date”) (provided that Bayshore shall use its reasonable best efforts to deliver to each Investor any such Drawdown Notice as early as possible and to keep the Investors informed of the status of the closing conditions under the Torus Purchase Agreement so as to allow the Investors sufficient time to call capital from their partners in advance of the Drawdown Date). The Drawdown Notice shall make reference to such Investor’s obligations hereunder and shall set forth: (i) the number of Common Shares required to be purchased by the Investor; (ii) the terms and conditions of the purchase (which shall not alter the terms and conditions set forth in this Agreement), including the aggregate number of Common Shares to be purchased by the Investors and Kenmare; (iii) wire transfer instructions; and (iv) the Drawdown Date. The Drawdown Notice shall be delivered to each Investor in the manner provided in Paragraph 14 hereof.

(b) After receipt of a Drawdown Notice pursuant to Paragraph 2(a), each Investor shall purchase on the Drawdown Date, at a purchase price of US$1,000 per share (as such price may be adjusted for any stock splits, subdivisions, combinations, recapitalizations and the like, including any of the foregoing effected by means of a merger or similar transaction), that number of Common Shares as is stated in the Drawdown Notice delivered to such Investor. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties contained herein, each Investor shall deliver to Bayshore consideration for such Drawdown no later than 11:00 a.m. Eastern time on the Drawdown Date by wire transfer of immediately available funds to the account designated by Bayshore in accordance with the wire transfer instructions set forth in the Drawdown Notice relating to such Drawdown. On the Drawdown Date, upon the receipt by Bayshore of the Investor’s full consideration for such Drawdown, Bayshore shall issue and deliver (or, if the Common Shares are uncertificated, record on the books of Bayshore) a new, duly executed certificate or duly executed certificates to the Investor evidencing that number of Common Shares issued to the Investor pursuant to such Drawdown.

(c) Bayshore may require a Drawdown only in connection with the consummation of the transactions contemplated by the Torus Purchase Agreement. In no event shall the sum of the portion of all Drawdowns funded by any Investor in accordance with this Agreement exceed the Investor’s Total Cash Subscription Commitment.

(d) The Investors’ obligations to purchase Common Shares and their obligations to fund all or any portion of their unfunded Total Cash Subscription Commitments shall expire on the earliest of (i) the written agreement of each of Kenmare and Trident; and (ii) the valid termination of the Torus Purchase Agreement in accordance with its terms and with no liability to Enstar or its Affiliates thereunder. Upon expiration of the Investors’ obligations, this Agreement shall terminate and the Investors shall not have any further obligations or liabilities hereunder.

(e) The closing of the issuance, sale and purchase by the Investors of the Common Shares in each Drawdown shall take place at the offices of Bayshore, or remotely via the electronic or other exchange of documents and signature pages, contemporaneously with the closing of the issuance, sale and purchase by Kenmare of the Common Shares in each Drawdown, or at such other place or such other date as agreed to by the parties hereto.

3. Conditions to the Purchase of Common Shares. The obligation of the Investors to fund their Cash Pro Rata Percentage of any Drawdown is subject to the satisfaction or waiver (if permitted by applicable law, rule, regulation or order) on or prior to the applicable Drawdown Date of the following conditions:

(a) Bayshore shall be in good standing.

(b) Each of the closing conditions set forth in the Torus Purchase Agreement shall have been satisfied or waived in accordance with the terms of the Torus Purchase Agreement and Section 2.1 of the Investors Agreement.

(c) The representations and warranties of Bayshore made in Paragraph 6 hereof shall be true and correct in all material respects as of the applicable Drawdown Date, except where the failure to be true and correct arises from the identity or the legal or regulatory status of the Investor.

(d) None of Bayshore or any material subsidiary of Bayshore shall have: (i) commenced a voluntary case or other proceeding or filed any petition seeking liquidation, reorganization or other similar relief under any bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar law now or hereafter in effect or sought the appointment of a custodian, trustee, receiver, liquidator or other similar official of Bayshore or any material subsidiary or any substantial part of Bayshore’s or any material subsidiary’s property; (ii) consented to the institution of, or failed to contest in a prompt manner, any proceeding or petition described in clause (i) above; (iii) applied for or consented to the appointment of a custodian, trustee, receiver, conservator, liquidator or other similar official for Bayshore or for any material subsidiary or for a substantial part of Bayshore’s or any material subsidiary’s assets; (iv) filed an answer admitting the material allegations of a petition filed against Bayshore or any material subsidiary in any such proceeding; (v) made a general assignment for the benefit of Bayshore’s or any material subsidiary’s creditors as a result of a bankruptcy, reorganization, insolvency, dissolution, liquidation or similar event; (vi) adopted any resolution of the Board of Directors of Bayshore or any resolution of the board of directors (or comparable governing body) of any material subsidiary for the primary purpose of effecting any of the foregoing; or (vii) admitted in writing generally its inability to pay its debts as they come due. No involuntary proceeding (which remains undismissed) shall have been commenced and no involuntary petition (which remains undismissed) shall have been filed seeking or resulting in: (y) liquidation, reorganization or other similar relief in respect of Bayshore or any material subsidiary of Bayshore or any of Bayshore’s or any material subsidiary’s debts, or any substantial part of Bayshore’s or any subsidiary’s assets, under any bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar law now or hereafter in effect; or (z) the appointment of a custodian, trustee, receiver, conservator, liquidator or other similar official for Bayshore or for any material subsidiary or a substantial part of Bayshore’s or any material subsidiary’s assets, and in each such case, such proceeding or appointment shall remain undismissed as of the applicable Drawdown Date. No order, judgment or decree adjudicating Bayshore or any subsidiary of Bayshore bankrupt or insolvent shall have been entered and no order for relief under any bankruptcy, reorganization, insolvency, dissolution, liquidation or other similar law now or hereafter in effect shall have been entered against Bayshore or any material subsidiary and shall be in effect and not dismissed as of the applicable Drawdown Date.

(e) The purchase, sale and issuance of Common Shares to the Investors on the applicable Drawdown Date (i) shall not be prohibited by any applicable law, rule, regulation or order, and (ii) each Investor shall have obtained all necessary regulatory approvals applicable to it to permit the purchase of the Common Shares and such Investor’s direct or indirect ownership of equity interests of each of Bayshore and Torus Insurance Holdings Limited, and all applicable waiting periods with respect thereto shall have expired or been terminated.

(f) Bayshore and Kenmare shall be in compliance with all of their respective covenants and agreements under the Kenmare Subscription Letter, and Kenmare shall be in compliance with its covenants and agreements under the Investors Agreement, in each case, in all material respects.

4. Assignment. The rights and obligations of the parties hereunder shall not be assigned by Bayshore or the Investors without the prior written consent of Kenmare and Trident; provided that, an Investor may assign its rights and obligations under this Agreement to one or more of its Affiliates if such assignment will not disrupt, interfere with or otherwise delay the receipt of any governmental approval required to be obtained in connection with the consummation of the transactions contemplated by the Torus Purchase Agreement (“Permitted Assigns”); provided, further, that no such assignment shall relieve the assigning party of its obligations hereunder.

5. Limited Recourse; Enforcement.

(a) Notwithstanding anything that may be expressed or implied in this Agreement, each party hereto, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, notwithstanding that any such party may be a partnership, no recourse hereunder or any documents or instruments delivered in connection herewith shall be had against any former, current or future officer, agent or employee of any such party or any director, officer, employee, partner, Affiliate or assignee thereof, whether by or through piercing of the corporate veil, whether by the enforcement of any assessment or by any legal or equitable proceedings, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any such affiliated Person, as such for any obligations of a party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, in respect of any oral representation made or alleged to be made in connection herewith or therewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

(b) Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, Bayshore, by its acceptance of the benefits of the commitments provided herein, covenants, agrees and acknowledges that no Person other than the Investors and their respective permitted assigns hereunder shall have any obligation hereunder or in connection with the transactions contemplated hereby and that, notwithstanding that the Investors or any of their respective permitted assigns may be a partnership or limited liability company, Bayshore has no rights of recovery against, and no recourse hereunder or under any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives of any Investor, or any of their successors or assigns, or any former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives or successors or assignees of any of the foregoing (but not including the Investors or their respective permitted assigns hereunder, each, an “Investor Related Party” and collectively, the “Investor Related Parties”), through Bayshore or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim (whether at law or equity or in tort, contract or otherwise) by or on behalf of Bayshore against any Investor Related Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable law, or otherwise, it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Investor Related Party for any obligations of the Investors or any of their successors or permitted assigns under this Agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith or for any claim (whether at law or equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligations or their creation.

(c) This Agreement may only be enforced by Bayshore, Veranda Holdings Ltd., a wholly owned subsidiary of Bayshore (“Veranda”) Kenmare and Enstar. Without limiting the foregoing, none of Bayshore’s equityholders (other than Kenmare as a direct equityholder and Enstar as an indirect equityholder), creditors or counterparties or any creditors or counterparties of any subsidiary of Bayshore shall have any right to enforce this Agreement or to cause Bayshore to enforce this Agreement.

6. Representations and Warranties of Bayshore. Bayshore hereby represents and warrants to the Investors as of the date hereof and as of each Drawdown Date, that:

(a) (i) Bayshore is duly organized, validly existing and in good standing under the laws of Bermuda. As of the date hereof and prior to funding pursuant to the initial Drawdown, Bayshore’s net assets are US$10,000 in cash. (ii) Bayshore has the requisite company power to execute, deliver and perform its obligations under this Agreement, the Kenmare Subscription Letter and the Shareholders’ Agreement and has taken all necessary action to authorize such execution, delivery and performance. This Agreement and the Kenmare Subscription Letter have been duly executed and delivered by Bayshore and, assuming due authorization, execution and delivery of each such agreement by the Investors and Kenmare (as appropriate), each such agreement constitutes a valid and binding agreement of Bayshore enforceable against Bayshore in accordance with its terms, except to the extent that such enforcement may be subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (y) general equitable principles (whether considered in a proceeding in equity or at law). (iii) Except as have already been made or obtained or as may be required prior to the closing for the applicable Drawdown Date, no notices, reports or other filings are required to be made by Bayshore with, nor are any consents, registrations, approvals, permits, orders, licenses or authorizations required to be obtained by it from, any governmental authority or any other Person in connection with the execution, delivery and performance by it of this Agreement, the Kenmare Subscription Letter and the Shareholders’ Agreement and the consummation by it of the transactions contemplated hereby and thereby. (iv) The execution, delivery and performance by Bayshore of this Agreement, the Kenmare Subscription Letter and the Shareholders’ Agreement do not and will not, and the consummation by Bayshore of the transactions contemplated by this Agreement, the Kenmare Subscription Letter and the Shareholders’ Agreement will not, with or without the giving of notice, the lapse of time, or both, (x) violate or conflict with Bayshore’s organizational documents; (y) violate or conflict in any material respects with any applicable law with respect to Bayshore; or (z) breach or result in a default under, permit the termination of, or permit the acceleration of the performance required by, any contract of Bayshore, except, in the case of this clause (z), such instances as would not have a material adverse effect on Bayshore’s assets, financial condition, results from operations or business.

(b) Once issued to the Investors as provided in this Agreement, the Common Shares (i) will have been duly authorized and validly issued; (ii) will be fully paid and nonassessable; and (iii) in reliance upon the Investors’ representations, warranties and acknowledgments set forth in Paragraph 7 hereof, will have been issued in compliance with all applicable laws concerning the issuance of securities or exemptions thereunder; provided, however, that the Common Shares may be subject to restrictions on transfer as set forth in the Shareholders’ Agreement or as otherwise required by applicable law at the time such transfer is proposed.

(c) As of the date hereof, except for the commitments to sell Common Shares pursuant to the Kenmare Subscription Letter, or as described in the Shareholders’ Agreement, no shares of capital stock of Bayshore are subject to any preemptive rights, resale rights, rights of first refusal or similar rights.

(d) As of the date hereof, (i) Bayshore is party to no contracts or side letters, other than the Torus Purchase Agreement, the Kenmare Subscription Letter and the Shareholders’ Agreement and any ancillary agreements referred to therein and (ii) each of this Agreement and the Kenmare Subscription Letter is identical, except that the Cash Pro Rata Percentages, the Total Cash Subscription Commitments and the Overall Pro Rata Percentages shall vary by investor and with other changes necessary to reflect the identities of the applicable investor.

(e) As of the date hereof and the date of the initial Drawdown, Bayshore has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and under the Investors Agreement, the Kenmare Subscription Letter, the Shareholders’ Agreement and the Torus Purchase Agreement. As of the date hereof, Bayshore has no subsidiaries other than Veranda and no obligations other than the obligations set forth in the Torus Purchase Agreement, this Agreement, the Investors Agreement, the Kenmare Subscription Letter and the Shareholders’ Agreement.

(f) The foregoing representations and warranties (i) are, with the exception of clause (a)(iii) of this Paragraph 6 to the extent that any required notices, reports or other filings or any required consents, registrations, approvals, permits, orders, licenses or authorizations remain to be made or obtained prior to the closing of a Drawdown, true and accurate as of the date hereof; (ii) shall be true and accurate as of the date of the closing for the initial Drawdown as if made at and as of such date; and (iii) shall be true and accurate in all material respects as of each other Drawdown Date as if made at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and accurate as of such earlier date). If any such representation or warranty shall not be so true and accurate in any respect or in any material respect, as applicable, prior to or as of the applicable Drawdown Date, Bayshore shall give written notice of such fact to the Investors, specifying which representations and warranties are not so true and accurate and the reasons therefor.

7. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to Bayshore as of the date hereof and as of each Drawdown Date, that:

(a) (i) The Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation. (ii) The Investor has the requisite corporate, limited liability company, partnership or other power and authority to enter into this Agreement and the Shareholders’ Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Shareholders’ Agreement and the performance and consummation of the transactions to which the Investor is a party contemplated hereby and thereby have been duly authorized by all requisite corporate, limited liability company, partnership or other action on the part of the Investor and no other corporate, limited liability company or other proceedings on the part of the Investor are necessary to authorize the execution and delivery of this Agreement and the Shareholders’ Agreement or to consummate and perform the transactions to which the Investor is a party contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery of this Agreement by Bayshore, constitutes a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except to the extent that such enforcement may be subject to (x) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (y) general equitable principles (whether considered in a proceeding in equity or at law). (iii) The execution and delivery by the Investor of this Agreement and the Shareholders’ Agreement does not, and the consummation by the Investor of the transactions to which it is a party contemplated hereby and thereby and compliance by the Investor with any of the provisions hereof and thereof will not conflict with or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, (x) its organizational documents; (y) any material agreement to which the Investor or any of its subsidiaries is a party or any of its or their respective properties or assets is subject; or (z) any law, rule, regulation or order applicable to the Investor or any of its subsidiaries, in any manner that would prevent the Investor from entering into this Agreement or the Shareholders’ Agreement or from consummating the transactions contemplated hereby and thereby. (iv) No material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Investor is required in connection with the performance and consummation of the transactions contemplated by this Agreement, except any consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing that has been previously obtained or made and is in effect or that may be properly obtained or made after the date hereof.

(b) The Investor has, or its Affiliates have, such knowledge, sophistication and experience in financial and business matters that the Investor is capable of evaluating the nature and merits of, and risks attending, investments in Common Shares, and has, to the extent the Investor believes such discussion necessary, discussed with professional legal, tax and financial advisers the suitability of an investment in Common Shares, and has determined that an investment in Common Shares is consistent with the Investor’s investment objectives. The Investor understands and acknowledges that Bayshore has a very limited financial and operating history. The Investor is aware that an investment in Bayshore is highly speculative and subject to substantial risks. The Investor is capable of bearing the high degree of economic risk and burdens of this investment, including, but not limited to, the possibility of a complete loss of the Investor’s investment in Common Shares and the lack of a public market and limited transferability of Common Shares, which may make the liquidation of this investment impossible for an indefinite period of time.

(c) The Investor is not acquiring, or committing to acquire, Common Shares based upon any representation, oral or written, by any Person with respect to Bayshore, other than those contained in this Agreement, the Investors Agreement and the Shareholders’ Agreement, but rather upon an independent examination and judgment as to the prospects of Bayshore. The Common Shares are being acquired solely for the Investor’s own account, for investment, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; the Investor has not entered into, and has no plans to enter into, any such contract, undertaking, agreement or arrangement; and, except as may be set forth in the Shareholders’ Agreement, the Investor has not entered into, and has no plans to enter into, any agreement to compel disposition of Common Shares.

8. Headings; Counterparts. The Paragraph headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement.

9. Entire Agreement. This Agreement, together with the Investors Agreement and the Exhibits thereto, constitutes the entire agreement, and supersedes all prior agreements, understandings and statements, both written and oral, among the parties or any of their Affiliates with respect to the subject matter contained herein.

10. Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to any Person or circumstance will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

11. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE HEREOF, SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, or the negotiation, execution or performance hereof, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by such Chosen Courts, and the parties hereto irrevocably agree that all claims, actions, suits and proceedings or other causes of action (whether at law, in contract, in tort or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, or the negotiation, execution or performance hereof shall be heard and determined exclusively in the Chosen Courts. The parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or proceeding to the address set forth in Paragraph 14 shall be valid, effective and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT

SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 11.

12. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, Kenmare, Enstar, Veranda and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any Person other than Bayshore, Kenmare, Enstar, Veranda, the Investors and their respective successors and permitted assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

13. Amendments and Waivers. This Agreement may be amended or modified and the provisions hereof may be waived, only by an agreement in writing signed by each of Bayshore and Trident and with the prior written consent of Kenmare. No waiver by any of the parties of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the party sought to be charged with such waiver.

14. Notice. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or other electronic delivery or sent, postage prepaid, by registered, certified or express mail or overnight courier service, as follows:

if to Bayshore:

c/o Enstar Group Limited

Windsor Place, 3rd Floor

22 Queen Street

Hamilton, Bermuda HM JX

Attn: Richard J. Harris

Facsimile: 441-296-7319

if to any Investor:

c/o Stone Point Capital LLC

20 Horseneck Lane

Greenwich, CT 06830

United States of America

Attn: Stephen Levey

Facsimile: 203-862-2929

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

[Signature page follows]

Very truly yours,

TRIDENT V, L.P.

By:	SPC MANAGEMENT HOLDINGS LLC, its manager
By:	STONE POINT CAPITAL LLC, its managing member

By:	/s/ Darran Baird
Name: Darran Baird
Title: Principal

TRIDENT V PARALLEL FUND, L.P.

By:	SPC MANAGEMENT HOLDINGS LLC, its manager
By:	STONE POINT CAPITAL LLC, its managing member

By:	/s/ Darran Baird
Name: Darran Baird
Title: Principal

TRIDENT V PROFESSIONALS FUND, L.P.

By:	SPC MANAGEMENT HOLDINGS LLC, its manager
By:	STONE POINT CAPITAL LLC, its managing member

By:	/s/ Darran Baird
Name: Darran Baird
Title: Principal

Accepted and acknowledged:

BAYSHORE HOLDINGS LIMITED

By:	/s/ Richard J. Harris
Name: Richard J. Harris
Title: Director

Schedule A

Investors	Cash Pro Rata Percentage	Total Cash Subscription Commitment[1]	Overall Pro Rata Percentage
Trident V, L.P.	45.51384%	$159,753,590.48	22.92017%
Trident V Parallel Fund, L.P.	31.91946%	$112,037,310.61	16.07422%
Trident V Professionals Fund, L.P.	1.99690%	$7,009,098.91	1.00561%
TOTAL	79.43020%	$278,800,000.00	40.00000%

Kenmare	Cash Pro Rata Percentage	Total Cash Subscription Commitment	Overall Pro Rata Percentage
Kenmare Holdings Ltd	20.56980%	$72,200,000.00	60.00000%[2]

[1]	The Total Cash Subscription Amount will equal the Cash Pro Rata Percentage of the cash portion of the Torus purchase price ($692.0 million total, $346.0 million cash), with no reduction for debt, plus transaction expenses (estimated at $5.0 million).
[2]	The Overall Pro Rata Percentages reflect the issuance of the Enstar Shares by Enstar, Kenmare’s indirect sole owner, under the Torus Purchase agreement in satisfaction of the equity portion of the Torus purchase price.